UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

BURTECH ACQUISITION CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING

TO BE HELD DECEMBER 21, 2022

TO THE STOCKHOLDERS OF

BURTECH ACQUISITION CORP.

Dear Stockholders:

You recently received proxy materials from BurTech Acquisition Corp. (the “Company” or “BurTech”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:30 a.m. Eastern Time on December 21, 2022. The Special Meeting will be via teleconference using the following dial-in information:

US Toll Free	1 800-450-7155
International Toll	+1 857-999-9155
Conference ID	0728075#

You can find more information on the special meeting in the Company’s proxy statement (the ”Proxy Statement”) at https://www.cstproxy.com/burtechacq/2022. We first mailed these materials to our stockholders on or about December 1, 2022.

As discussed in the Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

(i) Proposal 1 - A proposal to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), to extend the date by which BurTech has to consummate a business combination up to six (6) times (the “Charter Amendment”), each such extension for an additional one (1) month period (each an “Extension”), from March 15, 2023 to September 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”) (we refer to this proposal as the “Charter Amendment Proposal”);

(ii) Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date another six (6) times, each such extension for an additional one (1) month period, until September 15, 2023, by depositing into the Trust Account $393,750 (the “Extension Payment”) for each one-month Extension (or up to an aggregate of $2,362,500 for the total six-month period), (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”); and

(iii) Proposal 3 - A proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal (we refer to this proposal as the “Adjournment Proposal”).

The Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposals are together referred to herein as the “Extension Proposals” and are more fully described in the Proxy Statement. This proxy statement supplement contains additional information that supplements the Proxy Statement. We urge you to read this supplement, together with the Proxy Statement regarding the Extension Proposals.

Sincerely,

/s/ Shahal Khan
Shahal Khan
Chief Executive Officer

December 15, 2022

YOUR PARTICIPATION IS EXTREMELY IMPORTANT – PLEASE VOTE TODAY

If you have any questions relating to the special meeting, voting your shares, or need to request additional proxy materials, you may contact our proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll-Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

We appreciate your support.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

SUPPLEMENT DATED DECEMBER 15, 2022

TO

PROXY STATEMENT

DATED NOVEMBER 29, 2022

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 21, 2022

The following information supplements, and should be read in conjunction with, the proxy statement of BurTech Acquisition Corp. (“BurTech” or the “Company”) dated November 29, 2022 (the “Proxy Statement”) relating to the proposed Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal, more fully described in the Proxy Statement (together referred to as the “Extension Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy Statement and we urge you to read this supplement, together with the Proxy Statement regarding the following Extension Proposals:

(i) Proposal 1 - A proposal to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), to extend the date by which BurTech has to consummate a business combination up to six (6) times (the “Charter Amendment”), each such extension for an additional one (1) month period (each an “Extension”), from March 15, 2023 to September 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”) (we refer to this proposal as the “Charter Amendment Proposal”);

(ii) Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date another six (6) times, each such extension for an additional one (1) month period, until September 15, 2023, by depositing into the Trust Account $393,750 (the “Extension Payment”) for each one-month Extension (or up to an aggregate of $2,362,500 for the total six-month period), (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”); and

(iii) Proposal 3 - A proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal (we refer to this proposal as the “Adjournment Proposal”).

To the extent information in this Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this Supplement is the more current information. This Supplement is not complete without, and should not be read or utilized, except in conjunction with the Proxy Statement.

Supplement to Proxy Statement

BurTech LP, LLC, the sponsor of the Company (the “Sponsor”) intends to support the Company in the wake of a new potential excise tax that may be levied on stockholder redemptions in 2023.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “IR Act”), which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and our securities are trading on Nasdaq, we will be a “covered corporation” within the meaning of the IR Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax, the Excise Tax may apply to any redemptions of our common stock after December 31, 2022, including redemptions in connection with an initial Business Combination, extension vote or otherwise, unless an exemption is available. Issuances of securities in connection with our initial Business Combination transaction (including any PIPE transaction at the time of our initial Business Combination) are expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, Extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, Extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. Further, the application of the Excise tax in the event of a liquidation is uncertain. Consequently, the Excise Tax may make a transaction with us less appealing to potential Business Combination targets.

To mitigate the current uncertainty surrounding the implementation of the IR Act, in the event that the Extension Proposals are implemented, the Sponsor intends to indemnify the Company for any excise tax liabilities resulting from the implementation of the IR Act with respect to any future redemptions that occur after December 31, 2022. For the avoidance of doubt, the proceeds placed in the Company’s trust account and the interest earned thereon shall not be used to pay for any excise tax due under the IR Act in connection with any redemptions of the Company’s shares of Class A common stock prior to or in connection with the consummation of its initial business combination.

— END OF SUPPLEMENT TO PROXY STATEMENT —